Exhibit 99.1

WILLOW FINANCIAL BANCORP, INC. TO

RESTATE FINANCIAL STATEMENTS

For Immediate Release

WAYNE, PA—April 7, 2008—Willow Financial Bancorp, Inc. (the “Company”) (NASDAQ/Global Select Market: WFBC), the holding company for Willow Financial Bank (the “Bank”), announced today that it expects to restate its financial statements for the fiscal years ending June 30, 2007 and 2006 and make certain adjustments to its financial results for the quarter ended September 30, 2007 that were included in the press release dated November 8, 2007.

As previously announced on November 14, 2007, the Company determined that an out-of-balance condition existed in its financial statements at September 30, 2007.  The Company has committed significant time and resources to review and address the out-of-balance condition.  That review has been conducted with the assistance of Jefferson Wells International, Inc. and PricewaterhouseCoopers LLP.

Based on the progress to date, on April 4, 2008 management and the Audit Committee of the Board of Directors concluded that the Company’s previously issued financial statements for the fiscal years ended June 30, 2007 and 2006, the reports on the audited financial statements issued by its independent registered public accounting firm, and all earnings releases issued for periods in fiscal 2007 and 2006 and the quarter ended September 2007 should no longer be relied upon due to the anticipated restatement.

Management and the Audit Committee have determined that the restatements of the Company’s financial statements will have the most impact to the first and second quarters of fiscal year 2006, which immediately follows the completion of the merger of Chester Valley Bancorp Inc. on August 31, 2005.

Based upon economic and other conditions, which occurred during the quarter ended December 2007, the Company is currently evaluating whether an impairment charge will be incurred related to the carrying value of Goodwill recorded on the balance sheet for the quarter ended December 31, 2007.

Donna Coughey, President and CEO of Willow Financial Bancorp, stated “We are working diligently to prepare and file an amendment to our Annual Report for 2007 and to file the quarterly report for September 2007.  We are working diligently to meet the April 8th deadline. We have requested an extension from NASDAQ in the event that this timeframe is not met. However, we have no assurance from NASDAQ that this will be granted.”

About Willow Financial Bancorp

Willow Financial Bancorp, Inc. (NASDAQ Global Select Market:  WFBC) is the holding company for Willow Financial Bank, a community bank in Southeastern Pennsylvania with $1.6 billion in assets.  Willow Financial Bank’s 29 branch offices are located in Bucks, Chester, Montgomery, and the Philadelphia counties — some of the fastest-growing communities in Pennsylvania.  With 29 convenient offices, the Bank provides a complete line of products and services, including:  retail banking, business and commercial banking, cash management, wealth management and investments.  Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners through the more complex needs of larger commercial clients and high net worth individuals.  Willow Financial Bank was recognized as the “Best Neighborhood Bank” by Philadelphia Magazine in 2007.  Headquartered in Wayne, Pennsylvania, Willow Financial Bank has the team, the resources, and the product breadth to compete with any bank in the region.  To see what WillPower is worth, visit www.willowfinancialbank.com or call 1-800-NEW WILLOW.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to management’s intentions, plans, beliefs, expectations or opinions.  Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “will”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”.  Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Company contacts:

Donna M. Coughey,

President and Chief Executive Officer

Willow Financial Bancorp, Inc.

610-995-1700